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                                                                      EXHIBIT 17

      EVERY SHAREHOLDER'S VOTE IS IMPORTANT! PLEASE VOTE YOUR PROXY TODAY!

    VOTING BY TELEPHONE                            VOTING BY INTERNET                               VOTING BY MAIL
                                              Follow these six easy steps:                 Follow these three easy steps:
Follow these four easy steps:                 1. Read the accompanying Proxy               1. Read the accompanying Proxy
1. Read the accompanying Proxy                   Statement and Proxy Card.                    Statement and Proxy Card.
   Statement and Proxy Card.                  2. Go to the Web site                        2. Please mark, sign and date
2. Call the toll-free number                     www.aiminvestments.com.                      your Proxy Card.
   1-888-221-0697.                            3. Click on the My Account tab.              3. Return the Proxy Card in the
3. Enter your Control Number listed           4. Click on the 2003 Proxy Information          postage-paid envelope provided or
   on the Proxy Card.                            link.                                        return it to Proxy Tabulator, P.O.
4. Follow the recorded instructions.          5. Follow the instructions provided.            Box 9123, Hingham, MA 02043-9723.
                                              6. Enter your Control Number listed on
                                                 the Proxy Card.

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

           -----------------------------------------------------------
                CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING.
                   EACH PROXY CARD HAS ITS OWN CONTROL NUMBER.

                   ****CONTROL NUMBER: 999 999 999 999 99****
           -----------------------------------------------------------

        -- Please fold and detach card at perforation before mailing. --

PROXY CARD                                                            PROXY CARD
             PROXY SOLICITED BY THE BOARD OF DIRECTORS (THE "BOARD")

                                       OF

                             INVESCO ADVANTAGE FUND

              (A PORTFOLIO OF INVESCO COUNSELOR SERIES FUNDS, INC.)

      PROXY FOR SPECIAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 21, 2003

The undersigned hereby appoints Bob R. Baker, Glen A. Payne and Mark H. Williamson, and each of them separately, proxies with the power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Special Meeting of Shareholders on October 21, 2003, at 3:00 p.m., Central Time, and at any adjournment thereof, all of the shares of the fund which the undersigned would be entitled to vote if personally present. IF THIS PROXY IS SIGNED AND RETURNED WITH NO CHOICES INDICATED, THE SHARES WILL BE VOTED "FOR" THE APPROVAL OF EACH OTHER PROPOSAL AND "FOR" EACH NOMINEE.

                                      -- PROXY MUST BE SIGNED AND DATED BELOW.

                                     Dated                                 2003
                                           -------------------------------

                                    -------------------------------------------
                                          Signature(s) (if held jointly)

                                    NOTE: PLEASE SIGN EXACTLY AS YOUR NAME
                                    APPEARS ON THIS PROXY CARD. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, please sign in the partnership name.

         o Please fold and detach card at perforation before mailing. o

  -- PLEASE FILL IN BOX AS SHOWN USING BLACK OR BLUE INK OR NUMBER 2 PENCIL. --
     PLEASE DO NOT USE FINE POINT PENS.

                                                                PLEASE MARK
                                                          [X]   VOTE AS IN
                                                                THIS EXAMPLE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE DIRECTORS RECOMMEND VOTING "FOR" EACH PROPOSAL.

1.  To approve an Agreement and Plan of Reorganization under which all of the                     FOR        AGAINST        ABSTAIN
    assets of INVESCO Advantage Fund, an investment portfolio of INVESCO                          [ ]          [ ]            [ ]
    Counselor Series Funds, Inc. ("Company"), will be transferred to AIM
    Opportunities III Fund ("Buying Fund"), an investment portfolio of AIM
    Special Opportunities Funds ("Buyer"), Buying Fund will assume the liabilities of INVESCO Advantage Fund and Buyer will issue shares of each class of Buying Fund to shareholders of the corresponding class of shares of
    INVESCO Advantage Fund.

2. To elect sixteen individuals to the Board of Company, each of whom will serve until his or her successor is elected and qualified:

                                                                                                            WITHHOLD
                                                                                                  FOR       AUTHORITY        FOR ALL
                                                                                                  ALL    FOR ALL NOMINEES    EXCEPT
    01 Bob R. Baker       05 Albert R. Dowden     09 Robert H. Graham    13 Ruth H. Quigley       [ ]          [ ]            [ ]
    02 Frank S. Bayley    06 Edward K. Dunn, Jr.  10 Gerald J. Lewis     14 Louis S. Sklar
    03 James T. Bunch     07 Jack M. Fields       11 Prema Mathai-Davis  15 Larry Soll, Ph.D.
    04 Bruce L. Crockett  08  Carl Frischling     12 Lewis F. Pennock    16 Mark H. Williamson

    TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "FOR ALL EXCEPT" BOX AND WRITE THE NOMINEE'S NUMBER(S) ON THE LINE PROVIDED.

--------------------------------------------------------------------------------

                                                                                                  FOR        AGAINST        ABSTAIN
3.  To approve a new Investment Advisory Agreement with A I M Advisors, Inc.                      [ ]          [ ]            [ ]

4.  To approve an Agreement and Plan of Reorganization which provides for the                     [ ]          [ ]            [ ]
    redomestication of Company as a Delaware statutory trust and, in connection therewith, the sale of all of Company's assets and the dissolution of
    Company as a Maryland corporation.

    IN THE DISCRETION OF SUCH PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.